Boston Scientific Corporation
                        -----------------------------


                                                                     Exhibit 11


                      COMPUTATION OF PER SHARE EARNINGS
                                 (Unaudited)


                                                                   Three months ended
                                                                        March 31,
                                                                 ----------------------
                                                                    1997         1996
                                                                    ----         ----
                                                                 (in thousands, except
                                                                 per share information)


Primary
Average shares outstanding...................................     178,626      177,052
Net effect of dilutive stock options and warrants--based
 on the treasury stock method using average market
 price.......................................................       5,037
                                                                 ---------------------

Total........................................................     183,663      177,052
                                                                 =====================

Net income...................................................    $ 72,609     $   (991)
                                                                 =====================

Per share amount.............................................    $   0.40     $  (0.01)
                                                                 =====================

Fully Diluted
Average shares outstanding...................................     178,626      177,052
Net effect of dilutive stock options and warrants--based
 on the treasury stock method using quarter-end market
 price, if higher than average market price..................       5,037
                                                                 =====================


Total........................................................     183,663      177,052
                                                                 =====================

Net income...................................................    $ 72,609     $   (991)
                                                                 =====================

Per share amount.............................................    $   0.40     $  (0.01)
                                                                 =====================
